EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 8, 2002 on the June 30, 2002 financial statements of Wien Group, Inc. in the Amended Registration Statement Form SB-2 (Amendment No. 7) of Wien Group, Inc. for the registration of 3,000,000 shares of its common stock.




/s/ Lilling & Company LLP
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Great Neck, New York
May 7, 2003